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                                                                       Exhibit 5




                    B A S S,  B E R R Y  &  S I M S    P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234



                               December 30, 1999


Cumberland Bancorp, Incorporated
4205 Hillsboro Road, Suite 212
Nashville, Tennessee 37215

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a registration statement on Form S-8 (the "Registration Statement") relating to the Cumberland Bancorp, Incorporated 1998 Stock Option Plan (the "Plan"), filed by you with the Securities and Exchange Commission covering 550,000 shares of the Company's common stock (the "Shares"), issuable pursuant to the Plan. In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,


                                         /s/  Bass, Berry & Sims PLC
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